Exhibit 16

Aaron Stein
Certified Public Accountant

PO Box 406
981 Allen Lane
Woodmere, NY 11598
516-569-0520

March 26, 2004

U.S. Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Gentlemen:

On November 1, 2003, this firm received a copy of Form 8-K, Current Report to be filed by First India Diversified Holdings, Inc. (SEC File # 0-30440, CIK # 0001094735) reporting an event dated November 1, 2003. We have reviewed Item 4- Changes in Registrant's Certifying Accountant of the Form 8-K.

We have no comments or disagreements with the statements made therein.

Yours truly,

S/Aaron Stein
Aaron Stein